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                                                                    EXHIBIT 23.5






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Bristol-Myers Squibb Company of our report dated January 23, 1996 appearing on page 51 of Bristol-Myers Squibb Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


/s/ Price Waterhouse LLP



Price Waterhouse LLP
New York, New York
September 19, 1996








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